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                                                                    EXHIBIT 99.3



                             TYCO INTERNATIONAL LTD.

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

                                  (IN MILLIONS)

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                                                                      ADDITIONS
                                                        BALANCE AT     CHARGED    ACQUISITIONS
                                                         BEGINNING       TO        DISPOSALS,                        BALANCE AT
             DESCRIPTION                                  OF YEAR      INCOME       AND OTHER     DEDUCTIONS(2)      END OF YEAR
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
Year Ended December 31, 1996:
  Allowances for doubtful accounts(1)...............     $ 60.8        $52.0        $  (.5)          $(16.4)           $ 95.9
Nine Months  Ended September 30, 1997:
  Allowances for doubtful accounts(1)...............       95.9         31.3          23.5            (32.0)            118.7
Fiscal Year Ended September 30, 1998:
  Allowances for doubtful accounts(1)...............      118.7         88.7         108.4            (41.2)            274.6
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(1) Deducted from assets.

(2) Write-off of accounts receivable considered uncollectible.